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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Spaghetti Warehouse, Inc.


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated August 14, 1997 included in Registration Statement File No. 33-86756, 33-33555, 33-38603, and 33-69024. It
should be noted that we have not audited any financial statements of the Company subsequent to June 29, 1997 or performed any audit procedures subsequent to the date of our report.



                                    ARTHUR ANDERSEN LLP


Dallas, Texas
September 22, 1998